                                    EXHIBIT 2

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.01 par value, of Inamed Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 3rd day of October, 2005.



                         D. E. Shaw Valence Portfolios, L.L.C.
                         By: D. E. Shaw & Co., L.P., as managing member

                               By: /s/ Stuart Steckler
                                   -----------------------
                                   Stuart Steckler
                                   Managing Director



                         D. E. Shaw & Co., L.P.

                         By: /s/ Stuart Steckler
                             -----------------------
                             Stuart Steckler
                             Managing Director



                         David E. Shaw

                         By: /s/Stuart Steckler
                             -----------------------
                             Stuart Steckler
                             Attorney-in-Fact for David E. Shaw